                                                                     Exhibit 3.1

                             ARTICLES OF RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               CREE RESEARCH, INC.

Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of amending and restating its Articles of Incorporation:

1.   The name of the corporation is Cree Research, Inc.

2.   The text of the Restated Articles of Incorporation is attached.

3. These Restated Articles of Incorporation contain amendments requiring shareholder approval, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes at a meeting duly called for said purpose on November 3, 1998.

4. The Restated Articles of Incorporation do not contain an amendment providing for the exchange, reclassification or cancellation of issued shares.

This the 5/th/ day of November, 1998.

                                        CREE RESEARCH, INC.


                                        By:       /s/ Adam H. Broome
                                             -----------------------------------
                                             Adam H. Broome, Secretary

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               CREE RESEARCH, INC.

                                    ARTICLE I

     The name of the Corporation is Cree Research, Inc.

                                   ARTICLE II

     The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

                                   ARTICLE IV

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 33,000,000 shares divided into two classes consisting of
(a) 30,000,000 shares of Common Stock with a par value of $ 0.005 per share and
(b) 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series.

                                    ARTICLE V

     The number of directors of the Corporation may be fixed by the bylaws.

                                   ARTICLE VI

     There shall be no preemptive rights with respect to the shares of the capital stock of the Corporation.

                                   ARTICLE VII

     No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions not made in good faith that such director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which such director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date of the effectiveness of this Article. As used in this Article, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of his or her service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation.

     Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This Article shall not affect a charter or bylaw provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII

     The name and address of the incorporator is Fred D. Hutchison, 2626 Glenwood Avenue, Raleigh, North Carolina 27608.

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               CREE RESEARCH, INC.

     Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree Research, Inc.

2. The text of Article IV of the Articles of Incorporation is amended to read in its entirety as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 63,000,000 shares divided into two classes consisting of 60,000,000 shares of Common Stock with a par value of $ 0.0025 per share and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment except as follows:

     (a) Upon the effectiveness of these Articles of Amendment, each issued and unissued authorized share of Common Stock, $0.005 par value per share, shall automatically be changed into two whole shares of Common Stock, $0.0025 par value per share.

     (b) The corporation will issue, on July 30, 1999, to each person who is a record holder of Common Stock upon the effectiveness of these Articles of Amendment, a certificate evidencing the additional shares of Common Stock owned by such holder as a result of the amendment.

     (c) Each Common Stock certificate properly issued by the corporation prior to the effectiveness of these Articles of Amendment which remains outstanding at the time these Articles become effective shall, upon and after such effectiveness, and without any requirement for action by the holder thereof, be deemed a certificate evidencing a number of shares of Common Stock, $0.0025 par value per share, equal to the number of shares stated on the face of such certificate, without regard to any par value amount stated on such certificate.

     4. The amendment was duly adopted on July 12, 1999 by the board of directors of the corporation in accordance with Section 55-10-02(4) of the North Carolina General Statutes. No shareholder approval is required for adoption of these Articles of Amendment since the corporation had only shares of Common Stock outstanding and the amendment merely changes each issued and unissued authorized share of the outstanding class into a greater number of whole shares.

     5. These Articles of Amendment shall be effective as of 5:00 p.m., Eastern Daylight Time, on July 26, 1999.

          Signed this the 14th day of July, 1999.


                                          CREE RESEARCH, INC.



                                          By:   /s/  Adam H. Broome
                                              ----------------------------------
                                               Adam H. Broome, Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                              CREE RESEARCH, INC.

     Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree Research, Inc.

2. The text of Article I of the Articles of Incorporation is amended to read in its entirety as follows:

                   "The name of the corporation is Cree, Inc."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment.

4.   The date of adoption of the amendment was November 2, 1999.

4. The amendment was approved by shareholder action as required by Chapter 55 of the North Carolina General Statutes.

5.   These Articles of Amendment shall be effective on January 1, 2000.

     Signed this the 7/th/ day of December, 1999.

                                             CREE RESEARCH, INC.



                                             By:   /s/ Adam H. Broome
                                                 -------------------------------
                                                 Adam H. Broome, Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   CREE, INC.

     Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree, Inc.

2. The text of Article IV of the Articles of Incorporation is amended to read in its entirety as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 103,000,000 shares divided into two classes consisting of 100,000,000 shares of Common Stock with a par value of $ 0.0025 per share and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment.

4.   The date of adoption of the amendment was October 31, 2000.

5. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6.   These articles will be effective upon filing.

Signed this the 14/th/ day of November, 2000.

                                        CREE, INC.

                                        By:     /s/ Adam H. Broome
                                            ------------------------------------
                                                Adam H. Broome, Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   CREE, INC.

     Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree, Inc.

2. The text of Article IV of the Articles of Incorporation is amended to read in its entirety as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 203,000,000 shares divided into two classes consisting of 200,000,000 shares of Common Stock with a par value of $0.00125 per share and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment except as follows:

     (a) Upon the effectiveness of these Articles of Amendment, each issued and unissued authorized share of Common Stock, $0.0025 par value per share, shall automatically be changed into two whole shares of Common Stock, $0.00125 par value per share.

     (b) The corporation will issue, on or about December 8, 2000, to each person who is a record holder of Common Stock upon the effectiveness of these Articles of Amendment, a certificate evidencing the additional shares of Common Stock owned by such holder as a result of the amendment.

     (c) Each Common Stock certificate properly issued by the corporation prior to the effectiveness of these Articles of Amendment which remains outstanding at the time these Articles become effective shall, upon and after such effectiveness, and without any requirement for action by the holder thereof, be deemed a certificate evidencing a number of shares of Common Stock, $0.00125 par value per share, equal to the number of shares stated on the face of such certificate, without regard to any par value amount stated on such certificate.

4. The amendment was duly adopted on October 30, 2000 by the board of directors of the corporation in accordance with Section 55-10-02(4) of the North Carolina General Statutes. No shareholder approval is required for adoption of these Articles of Amendment since the corporation had only shares of Common Stock outstanding and the amendment merely changes each issued and unissued authorized share of the outstanding class into a greater number of whole shares.

5. These Articles of Amendment shall be effective as of 5:00 p.m., Eastern Standard Time, on December 1, 2000.

     Signed this the 28th day of November, 2000.

                                        CREE, INC.

                                        By:   /s/  Adam H. Broome
                                            ------------------------------------
                                              Adam H. Broome, Secretary

                             State of North Carolina

                      Department of the Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   CREE, INC.

Pursuant to Section 55-10-06 and Section 55-6-02 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the preferences, limitations, and relative rights of a series of its shares:

       I.    The name of the corporation is Cree, Inc.

       II.   The text of the amendment adopted is as follows:

       The Articles of Incorporation of the corporation are hereby amended as follows:

       Article IV of the Articles of Incorporation is amended by inserting the following new paragraphs at the end of the existing provisions of Article IV:

       A series of Preferred Stock of the Corporation is hereby created and the designation and amount thereof and the preferences, relative rights, and powers of the shares of such series, and the qualifications, limitations or restrictions thereof, are fixed, determined and set forth as follows:

       (a) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock," $.01 par value per share, and the number of shares constituting such series shall be two hundred thousand (200,000). Such number of shares may be increased or decreased by action of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

       (b)   Dividends and Distributions.

             (1) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year

(each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

       (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

             (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than a payment of dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (2) Except as otherwise provided herein, in any articles of amendment to articles of incorporation of the Corporation, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

             (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       (d)   Certain Restrictions.

             (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                   (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                   (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (d)(1), purchase or otherwise acquire such shares at such time and in such manner.

       (e) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in articles of amendment of articles of incorporation of the Corporation, or as otherwise required by law.

       (f)   Liquidation, Dissolution or Winding Up.

             Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount to be distributed per share to holders of shares of Common Stock or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (h) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

       (i) Rank. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       (j) Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the preferences, rights or powers of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) or more of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

       (k) Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

       III. The foregoing amendment was duly adopted and approved on the 29/th/ day of May, 2002, by the board of directors without shareholder action, which was not required because the amendment only fixes the preferences, limitations and relative rights of a series of the corporation's preferred stock pursuant to authority granted to the directors by the corporation's Articles of Incorporation and Section 55-6-02 of the General Statutes of North Carolina.

       IV.   These articles shall be effective upon filing.


                        [Signature appears on next page]

           [Signature page to Cree Preferred Stock Charter Amendment]


       IN WITNESS WHEREOF, the corporation has caused this instrument to be duly executed as of the 29th day of May, 2002.


                                  CREE, INC.


                                  By:      /s/ Charles M. Swoboda
                                      ------------------------------------------
                                    Name:  Charles M. Swoboda
                                    Title: President and Chief Executive Officer